Acumen Pharmaceuticals Appoints Dr. James Doherty as President and Chief Development Officer CHARLOTTESVILLE, VA, Feb. 1, 2024 – Acumen Pharmaceuticals, Inc. (NASDAQ: ABOS), a clinical-stage biopharmaceutical company developing a novel therapeutic that targets toxic soluble amyloid beta oligomers for the treatment of Alzheimer’s disease, announced today the appointment of James Doherty, Ph.D., as President and Chief Development Officer, effective February 1, 2024, reporting to Daniel O’Connell, Chief Executive Officer. Dr. Doherty’s responsibilities will include oversight of clinical and non-clinical development, chemistry, manufacturing & controls and regulatory functions. “We are extremely excited to welcome Jim, who brings extensive experience and demonstrated leadership abilities in CNS drug development to Acumen,” Mr. O’Connell said. “I look forward to collaborating with him as we prepare to initiate our ALTITUDE-AD study advancing ACU193 as a potential best-in-class treatment for people living with Alzheimer’s disease.” Dr. Doherty brings decades of neuroscience-focused research and clinical development expertise to Acumen, from discovery through drug approval. Prior to joining Acumen, Dr. Doherty served as Chief Development Officer at Sage Therapeutics, where the team achieved U.S. Food and Drug Administration approvals of two treatments for postpartum depression. Previously, he served as Director and Head of the Neuroscience Department for the Central Nervous System and Pain Innovative Medicines Unit of AstraZeneca Pharmaceuticals in Sodertalje, Sweden, where he led the company’s research pipeline for Alzheimer’s disease and neurodegeneration. Prior to that, he served as Director and Head of the Neuroscience Department at AstraZeneca in Wilmington, Delaware. “I am impressed with what Acumen has accomplished thus far with ACU193 through research and development and clinical execution, including a robust Phase 1 clinical data package with intriguing biomarker data,” Dr. Doherty said. “I look forward to joining this fantastic team at a pivotal moment as we work to bring this unique and differentiated therapeutic option to patients living with this devastating disease.” Dr. Doherty holds a Ph.D. from Georgetown University and a B.A. from the University of Delaware. About Acumen Pharmaceuticals, Inc. Acumen, headquartered in Charlottesville, VA, with additional offices in Indianapolis, IN and Newton, MA, is a clinical-stage biopharmaceutical company developing a novel therapeutic that targets toxic soluble amyloid beta oligomers (AβOs) for the treatment of Alzheimer’s disease (AD). Acumen’s scientific founders pioneered research on AβOs, which a growing body of evidence indicates are early and persistent triggers of Alzheimer’s disease pathology. Acumen is currently focused on advancing its investigational product candidate, ACU193, a humanized monoclonal antibody that selectively targets toxic soluble AβOs, following positive results in INTERCEPT-AD, a Phase 1 clinical trial involving early Alzheimer’s disease patients. For more information, visit www.acumenpharm.com.

142023674_2 2 Forward-Looking Statements This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statement describing Acumen’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at- risk statement. Words such as “potential,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning the therapeutic potential of Acumen’s product candidate, ACU193, Acumen’s preparations with respect to its plans to initiate the ALTITUDE-AD study, and Acumen’s ability and expectations to receive regulatory approval for and bring ACU193 to patients living with AD. These statements are based upon the current beliefs and expectations of Acumen’s management, and are subject to certain factors, risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing safe and effective human therapeutics. Such risks may be amplified by the impacts of geopolitical events and macroeconomic conditions, such as rising inflation and interest rates, supply disruptions and uncertainty of credit and financial markets. These and other risks concerning Acumen’s programs are described in additional detail in Acumen’s filings with the Securities and Exchange Commission (“SEC”), including in Acumen’s most recent Annual Report on Form 10-K, and in subsequent filings with the SEC. Copies of these and other documents are available from Acumen. Additional information will be made available in other filings that Acumen makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Acumen expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether, as a result of new information, future events or otherwise. Investors: Alex Braun abraun@acumenpharm.com Media: AcumenPR@westwicke.com